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                    EX-10.1
                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT

                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT

Alliance Financial Capital, Inc. (hereby "AFC"), a California corporation, having its offices at 700 Airport Boulevard, Burlingame, California 94010 and the undersigned SELLER (hereafter "SELLER") hereby agree as follows:

A. On a transaction-by-transaction basis and at each party's sole and absolute discretion, AFC hereby agrees to buy SELLER'S accounts receivable (hereafter "accounts") on a discounted basis. Including, without limitation, full power to collect, compromise, sue for, assign, or in any manner enforce collection thereof, in the name of AFC, or otherwise. Each transaction for said purchase and sale of accounts should be on a daily batch basis, which is defined as all original Invoices submitted to AFC by SELLER on a particular day. AFC shall purchase said accounts, subject to the foregoing, as a group (hereafter "BULK") and each of said Bulks shall be treated as a separate transaction on AFC's books and records, which shall be accounted for as between AFC and SELLER separately and independently from all other such transactions entered into between AFC and SELLER. Each of said transactions shall be supported by a Bulk Assignment Schedule, an exemplar of which is attached hereto and made a part hereof by this reference as Exhibit "A", executed by SELLER, setting forth the transaction amount, (which is defined as the total gross face amount of all Invoice(s) included in each transaction), the consideration (hereafter "ADVANCE") paid by AFC therefor, the contingency reserve, and the discount, therefor. Each of said Bulk Assignment Schedules shall be deemed a separate sale and assignment of accounts, regardless of the number of invoices listed therein, and shall incorporate the terms, conditions and provisions of this agreement.

B. AFC shall advance to SELLER toward the purchase of said accounts, the following percentage of each BULK, less sales tax, so long as SELLER is not in breach of this agreement: 80%
     Account Credit Limit $500,000.00

C. SELLER makes the following representations, warranties and covenants with respect to each such transaction which may be entered into between AFC and SELLER hereafter:

     1. SELLER shall be the sole and absolute owner of said account(s), and shall have the full legal power to make said sales, assignments and transfers.

     2. Said account(s) shall be presently due and owing to SELLER with terms not to exceed net 30 days, the amount(s) thereof shall not be in dispute, and the payment of said account(s) shall not be in dispute or contingent upon the fulfillment of this, or any other contract(s), past or future.

     3. There shall not be any set-offs or counterclaims against said account(s), and said account(s) shall not have been previously assigned or encumbered by SELLER in any manner whatsoever.

     4. AFC shall have the right to reduce contingencies, (the total of each Bulk, less ADVANCE and net discount) and to apply contingencies, as defined hereafter, from any transaction(s) to any other transaction(s) between the parties by the amount of any dispute(s), discount(s), return(s), defense(s), or offset(s) taken by any account debtor(s). If contingencies are inadequate AFC shall have the right to deduct said amount(s) from any other billing rights purchased by AFC from SELLER to demand payment of any other accounts receivable of SELLER, whether or not purchased by AFC, and/or demand reimbursement from SELLER.

     5. Said account(s) shall be the property of and shall be collected by AFC, but if for any reason any amount(s) thereof should be paid to SELLER by any of said account debtor's, SELLER shall immediately deliver all such checks or other instruments in kind to AFC.

     6. AFC shall have the power of endorsement for any purpose on any and all checks, drafts, money orders, or any other instruments in AFC's possession and payable to SELLER, SELLER hereby appoints AFC its agent for said purpose.

D. A gross discount of Twenty Percent (20%), less any applicable fees, as described below, shall be retained by AFC from the collection of each total transaction amount, SELLER, however shall be entitled to a rebate, regarding each transaction, which shall be deducted from said gross discount, if each
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transaction amount is paid within 30 days by said account debtor(s), as follows:

FEES:

[  *  ]% on funds employed.
[ * ]% administrative fee, per 30 day period, or a part thereof, per invoice amount, up to the maximum gross discount.
Documentation and due diligence fee of $[*], payable upon acceptance of the proposal.

TERM:

12 months with a minimum monthly fee of [*]% of the account credit limit for the first 3 months, and [*]% for the balance of the term.

All checks received by AFC will be credited on the actual date of receipt. The collection period, regarding each specific BULK, shall be calculated by counting the days from the date of each ADVANCE through and including three (3) days after the date upon which the total monies collected from said account debtor(s), is equal to or greater than the sum of the ADVANCE and the net discount (gross discount less rebate). AFC shall remit to SELLER its contingency reserve (all sums collected in excess of a sum equal to the net discount and advance) regarding each BULK, providing SELLER is not in default or breach of this agreement.

E. should any of the above warranties expressed by SELLER be inaccurate, and it becomes necessary for AFC to utilize an attorney to enforce its rights against SELLER, SELLER agrees that such attorneys' fees shall be borne by SELLER.

F. AFC shall have the right in its sole discretion after 90 days from the invoice date or if any of the representations, warranties or covenants are inaccurate and reasonable notice to SELLER to demand payment from SELLER of any unpaid invoices sod, assigned and transferred to AFC by SELLER pursuant to the terms and conditions hereof or to proceed against SELLER or against any account debtor(s) for the collection or offset of any unpaid invoice or amount due. Interest on the outstanding balance shall otherwise accrue from said time, at the rate of one and a half (1 & 1/2) of the monthly discount rate. As security for the payment of AFC's fees and other charges and for the payment of advances made by AFC to or on behalf of SELLER, SELLER hereby grants a security-interest in and to the following described property, whether now or hereafter owned or existing, leased, consigned by or to, acquired by Debtor and regardless of where located: (1) All accounts, contract rights, chattel paper, general intangibles, instruments, documents, letter of credit, bankers acceptances, drafts, claims, causes of action, rights in and under insurance policies, rights to tax refunds and inventory and all proceeds of the foregoing. Including Debtor's rights to any returned or rejected good: (2) All Debtor's rights to monies, refunds, and other amounts, due from whatever source, including Debtor's right of offset and recoupment: (3) All goods, including but not limited to equipment, farm products, machinery, furniture, furnishings, fixtures, tools, supplies, and motor vehicles, and (4) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds and reserving the right to file and prosecute lawsuits, pertaining thereto, in SELLER's or AFC's name or otherwise. (5) All books and records relating to the same. (6) Seller irrevocably appoints Buyer and any of Buyer's officers as Seller's attorney to execute such financing statements, continuations and amendments and to take such other actions as Buyer deems appropriate to perfect and continue the perfection of the security interest granted hereunder.

G. AFC warrants that it will use its best efforts to collect the amounts due under this Agreement, and SELLER agrees that AFC may, in its sole discretion, settle, compromise, or otherwise accept payment of less than the full amount, if in its judgment such action is necessary to effect collection. SELLER agrees that the amount of such reduction shall be applied as a reduction of the contingency reserve.

H. If it should become necessary for AFC to enforce its rights against the account debtor(s) SELLER agrees that AFC may apply a maximum sum equal to the total unpaid contingency reserve of SELLER, to compensate AFC for its attorney's fees therefore. AFC may correct patent errors herein or in any BULK Assignment Schedule executed by SELLER and fill in blanks. Any provision hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. The laws of the State of California shall govern the validity, interpretation, enforcement and effect of this agreement, and SELLER hereby consents to the exclusive jurisdiction of all courts in the County of San Mateo, in the State of California. SELLER acknowledges receipt of a true copy and waives acceptance hereof. If the SELLER is a corporation, this agreement is executed pursuant to the authority of its Board of Directors. AFC and SELLER as used in this agreement include the heirs, executors, or administrators, successors or assigns of those parties. The obligations of SELLER and guarantors

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herein shall be joint and several. AFC is hereby authorized to obtain periodic
Expertan credit reports concerning all signatories hereof. AFC may inspect and audit SELLER's guarantor's books and records during normal business hours, the actual cost of which shall be reimbursed by SELLER to AFC.

I. SELLER agrees to reimburse AFC for any of its out-of-pocket incidental costs and expenses, including but not limited to, wire transfers of funds, delivery expenses and postage.

J. This agreement contains the entire agreement between the parties with respect to the contemplated transactions, and it may not be modified or any of its terms waived, except by an instrument in writing signed by the party or parties to be charged, and no collateral representation, whether oral or written, shall survive execution of this agreement.

* Confidential Portion Deleted